UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 26, 2009
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
          On January 26, 2009, Equity LifeStyle Properties, Inc. (the “Company”) issued a news release announcing its results of operations for the quarter and year ended December 31, 2008. The information is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.
          The Company preliminarily projects its net income per share (fully diluted) and funds from operations per share (fully diluted) for the year ending December 31, 2009 to be $0.46 — $0.66 and $3.45 — $3.65, respectively. The Company preliminarily projects its net income per share (fully diluted) and funds from operations per share (fully diluted) for the quarter ending March 31, 2009 to be $0.31 — $0.41 and $1.03 — $1.13, respectively.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          Effective February 1, 2009, David Contis will join ELS’ Board of Directors, increasing the total Directors to nine. Mr. Contis is not being named to any committees of the Board at this time. Mr. Contis has been President of Real Estate for Equity Group Investments, L.L.C. (“EGI”), a diversified holding company for real estate and corporate investments of Samuel Zell and the Zell family trusts, since November 2006. Mr. Contis was Executive Vice President and Chief Operating Officer of The Macerich Company, a shopping center real estate investment trust from May 1997 to October 2006. Mr. Contis was employed in various capacities by Equity Properties & Development L.P. (“EPDLP”), a subsidiary of EGI, from 1980 to 1997, including Vice Chairman, Executive Vice President and Chief Operating Officer of EPDLP from 1992 to 1997. Mr. Contis currently serves on the Board of Directors of BRMalls, Brazil’s largest shopping center company. Mr. Contis was a director of PATT Holding Company, LLC, the parent entity of Thousand Trails and a subsidiary of Privileged Access, from January 2008 to August 2008. Mr. Contis was a director and served as a member of the Board of Directors, Compensation Committee and Audit Committee of Dundee Realty Corp., a Canadian-based real estate company from 1997 to 2003. In addition, Mr. Contis was a Trustee of the International Shopping Center Council.
          Don Chisholm, a member of our Board of Directors since 1993 has informed the Board of Directors that he will retire on April 1, 2009, at which time the Board of Directors will be reduced to eight members.
          Effective February 1, 2009, the Company will be separating its asset management and property management function. Roger Maynard will be our Executive Vice President — Asset Management and Ellen Kelleher will be our Executive Vice President — Property Management and continue as Secretary. Michael Berman, our Executive Vice President and Chief Financial Officer, will add the Company’s legal function to his responsibilities and Marguerite Nader will be our Executive Vice President — Sales and Marketing.
          This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing;

•	in the properties we recently started operating as a result of our acquisition of Privileged Access and all properties, our ability to control costs, property market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers;

•	our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions;

•	our assumptions about rental and home sales markets;

•	the completion of pending acquisitions and timing with respect thereto;

•	ability to obtain financing or refinance existing debt;

•	the effect of interest rates;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the properties previously leased by Privileged Access under Staff Accounting Bulletin No. 104, Revenue Recognition in Consolidated Financial Statements, Corrected; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
      These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Item 9.01 Financial Statements and Exhibits
           (c) Exhibits
          The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated January 26, 2009, “ELS Reports Fourth Quarter Results”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Thomas P. Heneghan
Thomas P. Heneghan
Chief Executive Officer

By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: January 27, 2009